EXHIBIT (j)(5)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 55 to Registration Statement No. 002-99584 on Form N-1A of our report dated February 24, 2017, relating to the financial statements and financial highlights of the Government Portfolio and Money Market Portfolio, two series of Plan Investment Fund, Inc. appearing in the Annual Report on Form N-CSR for Plan Investment Fund, Inc. for the year ended December 31, 2016 and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, Illinois

April 28, 2017

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 55 to Registration Statement No. 002-99584 on Form N-1A of our report dated February 24, 2017, relating to the financial statements and financial highlights of the Ultrashort Duration Government Portfolio and Ultrashort Duration Bond Portfolio, two series of Plan Investment Fund, Inc. appearing in the Annual Report on Form N-CSR for Plan Investment Fund, Inc. for the period ended December 31, 2016 and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, Illinois

April 28, 2017